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Exhibit 99.(a)(12)

NATIONAL GRID TRANSCO PLC
ADR HOLDER INSTRUCTION BOOKLET
for the
RETURN OF CASH

        This booklet contains instructions for completing the Letter of Election and Transmittal and the Form W-9. In addition your envelope should contain the following documents:

  •
  the U.S. Supplemental Memorandum, which should be read in conjunction with the Circular mailed with the ADR Voting Instruction Card and accompanying materials,

  •
  a Letter of Election and Transmittal enabling you to elect the manner in which you wish to receive your B Share payment,

  •
  a pre-addressed envelope for returning your completed Letter of Election and Transmittal, together with your Existing ADR(s) if you are a certificated holder, and

  •
  the Schedule TO filed with the SEC on June 15, 2005.

        (W-9 Guidelines and Alternative 3 Issuance Instructions are included in this Instruction Booklet.)

        Documents returned by mail, other than in the pre-addressed envelope, should be addressed to:

The Bank of New York
(National Grid Transco plc Election)
P.O. Box 859208
Braintree, MA 02185-9208

        We recommend using registered mail, return receipt requested, if you are sending the Letter of Election and Transmittal and your Existing ADR certificate(s) by mail.

        From overseas locations, the use of courier services may expedite receipt by The Bank of New York. Documents returned by hand or courier should be delivered as follows:

By Overnight Courier:	By Hand:
The Bank of New York (National Grid Transco plc Election) 161 Bay State Drive Braintree, MA 02184	The Bank of New York (National Grid Transco plc Election) Tender & Exchange Dept - 11W 101 Barclay Street Receive & Deliver Window-Street Level New York, NY 10286

        The Election Period expires at 11:30 A.M. (New York City time) on Friday, August 5, 2005. If you miss the expiration or do not elect, you will have been deemed to have elected Alternative 1 and if you hold certificated Existing ADRs, you will be sent a Consolidation Letter of Transmittal which you must complete and return with your Existing ADRs to receive payment in respect of your B Shares and to receive your Direct Registration Transaction Advice indicating your ownership of New ADRs.

        Any additional questions or requests for assistance or additional copies of the Letter of Election and Transmittal may be directed to the Information Agent, Mellon Investor Services LLC, at 1-800-241-6711, Monday through Friday, between 9:00 A.M. and 7:00 P.M. (New York City time).

        In the United States, National Grid Transco has filed a Tender Offer Statement containing the Circular, the U.S. Supplemental Memorandum, the Election Form and the Letter of Election and Transmittal for Shareholders and ADR Holders, respectively, and other related documentation with the SEC on Schedule TO. Free copies of the Schedule TO and the other related documents to be filed by National Grid Transco in connection with the B Share Alternatives are available on the SEC's website at http://www.sec.gov and the U.S. Information Agent.

Total ADRs Letter of Election and Transmittal—Election Period Expires August 5, 2005 at 11:30 AM NY City time Your B Share entitlement will be automatically calculated for you. By choosing Alternative 1 or Alternative 2 you will be instructing the Tender Agent to issue your B Share entitlement in the form of a U.S. dollar check in accordance with the conditions of those Alternatives. Be advised unless you elect Alternative 3 (as defined below) in respect of some or all your B Share entitlement you will not receive a B Share certificate.

1	Write in the number of ADRs in respect of which you wish to elect one or more of the Alternatives applied to B Shares.

3	Single B Share Dividend—Receive for all or some of your B Shares the U.S. dollar equivalent of £3.25 per Existing ADR.	Alternative 1	2	Total ADRs *If no election is made in respect of the B Shares or the total number entered
4	Initial Repurchase Offer—Tender all or some of your B shares into the Initial Repurchase Offer and receive the U.S. dollar equivalent of £3.25 per Existing ADR.	Alternative 2		amongst the B Alternatives does not match the number above right, you will be deemed to have elected Alternative 1 in respect of all of your B Shares.

5	Future Repurchase Offer—Retain all or some of your B Shares for purchase in 2006 and 2007 at a price payable in U.K. pounds. B Share certificates will be issued in the U.K. by Capita Registrars and mailed to you. Any continuing dividend payment will be payable in U.K. Pounds.
		Alternative 3		Return this card in the enclosed envelope to: The Bank of New York, (National Grid Transco plc Election) P.O. Box 859208 Braintree, MA 02185-9208
Election Total

6	Change address as necessary.

The undersigned understands that an election by the undersigned pursuant to the procedures described herein and in the instructions hereto, subject to the withdrawal rights described in the U.S. Supplemental Memorandum and the Circular, will constitute a binding agreement between the undersigned and National Grid Transco plc upon the terms and subject to the conditions of the Return of Cash.

I/we, the undersigned certify that I/we are owners of the ADRs listed above and as such have the authority to elect/tender in respect of the B Share Entitlement Alternatives associated with these ADRs. Such ADRs are free and clear of all liens, restrictions, adverse claims and encumbrances and I/we have complied with all instructions mailed with this Letter of Election and Transmittal.

Signature: Card must be signed by registered holder(s) exactly as name(s) appears on the ADR certificate, the DRS Advice or Global BuyDIRECT Statement or by person(s) authorized to sign on behalf of registered holder(s) by documents enclosed.

7	Daytime telephone number

8	ADR Holder sign here	Date	Co-Owner(s) sign here

Election Sample 1—Valid Election for Alternative 1—Holder will receive a check for the total of 100 Existing ADRs multiplied by U.S. dollar equivalent of £3.25 per ADR.

[GRAPHIC]

Election Sample 2—Valid Election for Alternative 2—Holder will receive a check for the total of 100 Existing ADRs multiplied by U.S. dollar equivalent of £3.25 per ADR.

[GRAPHIC]

        INSTRUCTIONS

1.
Election Period Expiration—Your completed and signed Letter of Election and Transmittal (and also, in the case of certificated ADR Holders, your ADR certificate(s)) must be received by this time. If you miss the deadline or do not elect, you will have been deemed to have elected Alternative 1 in respect of all of your B Shares. If you hold certificated Existing ADRs, you will be sent a Consolidation Letter of Transmittal which you must complete and return with your Existing ADRs to receive payment in respect of your B Shares and to receive your Direct Registration Transaction Advice indicating your ownership of New ADRs.

2.
Total Existing ADRs—The total number of Existing ADRs you held on June 6, 2005 including Existing ADRs held through the Direct Registration System ("DRS"), Existing ADRs in certificate form, Existing ADRs in the National Grid Transco plc Global Buy DIRECT Plan ("Plan") or a combination of any one or more of these forms. If you buy, sell or transfer your ADRs between June 6, 2005 and July 29, 2005, you should note that your election in respect of the B Shares will be based on the number of ADRs registered in your name on July 29, 2005.

3.*
Alternative 1—Receive a Single B Share Dividend in the form of a U.S. dollar check for the equivalent of £3.25 per Existing ADR. DRS holders and Global Buy DIRECT Plan participants who wish to choose Alternative 1 for ALL of their B Shares, need not take any further action (there is no need to return the Letter of Election and Transmittal). However, holders of certificated Existing ADRs must return their ADRs with the Letter of Election and Transmittal.

4.*
Alternative 2—Have your B Shares purchased by Cazenove and receive a U.S. dollar check for the equivalent of £3.25 per Existing ADR.

5.*
Alternative 3—Retain your B Shares for receipt of the B Share Continuing Dividend and future repurchase in U.K. pounds. The B Share certificates will be issued by Capita Registrars in the U.K and mailed to you. (Please read the Circular and U.S. Supplemental Memorandum for a discussion of certain risks involved with electing this Alternative 3).

Should you split your B Share election among the Alternatives, the sum of your election in respect of the B Shares must equal the total number of Existing ADRs listed on the front of the Letter of Election and Transmittal. If it does not match, you will have been deemed to have elected Alternative 1 in respect of all your B Shares.

*See Election Samples page 2

6.
Change address as necessary—Mark any address change on the front of the Letter of Election and Transmittal.

7.
Signature(s)—Signature(s) are required on this Letter of Election and Transmittal. To make a proper election for the B Share Alternatives, each registered holder must sign the Letter of Election and Transmittal. The signature must match exactly the name(s) as printed on the Letter of Election and Transmittal. If there is more than one holder, each individual must sign. By signing and returning this Letter of Election and Transmittal, you represent to National Grid Transco plc, its agent Cazenove and The Bank of New York, as Tender Agent, that: you are the exclusive owners(s) of the ADRs listed on the Letter of Election and Transmittal; you have the full power and authority to deliver/surrender/tender/transfer these ADRs and the B Shares to which you are entitled and are entitled to all associated rights including the election in respect of one or more of the B Share Alternatives; your ADRs and B Shares are free and clear of all liens, restrictions, adverse claims and encumbrances; you will execute and deliver any additional documents needed by The Bank of New York in connection with the surrender/tender/transfer of your ADRs and B Shares; the delivery of a Direct Registration Transaction Advice, U.S. dollar checks for B Share payment (for Alternatives 1 and/or 2) and cash in lieu of a fractional ADR, if applicable, will completely discharge National Grid Transco plc, Cazenove and The Bank of New York from any obligations related to this Return of Cash; and you authorize The Bank of New York, as Tender Agent, to exchange the Existing ADRs indicated on the Letter of Election and Transmittal (including any Existing ADRs held in certificate form, Existing ADRs held through the DRS and Existing ADRs held in the Plan). All authority conferred or agreed to be conferred in the Letter of Election and Transmittal (and related instructions) shall be binding upon you and all of your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

8.
Daytime telephone number—Please fill in your area code and telephone number where indicated on the Letter of Election and Transmittal. Having this number will improve our ability to process your exchange.

9

AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATE(S)

THIS FORM IS TO BE COMPLETED ONLY IF YOU CANNOT LOCATE
YOUR EXISTING ADR(s) AND THE TOTAL NUMBER OF ADRs BEING REPORTED IS LESS THAN 4,082 ADRs.

NAME OF ADR HOLDER
ADDRESS
CITY/STATE/ZIP
CERTIFICATE NUMBER(S)	for	Existing ADRs
	for	(If any number is unknown, leave space blank.)

The undersigned person(s) hereby certifies that:

I am the lawful owner of the above described certificate(s). The certificate(s) has not been endorsed, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find them, and make this affidavit for the purpose of inducing the exchange of the certificate(s) without surrender of the certificate(s). I agree to indemnify Seaboard Surety and National Grid Transco plc from all liabilities, losses, damages, and expenses which each may sustain or incur by reason or account of assuming liability under its Indemnity Bond No. 104503917. I hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s).

Signature of Shareholder (Affiant)	(Dependent) (Indemnitor) (Heirs Individually)
Signature of Co-Shareholder (Co-Affiant)	(Dependent) (Indemnitor) (Heirs Individually)

Signed this            day of            , 200            .

Notary Public (Affix Notarial Seal)	(Notary required for all replacements of more than 200 shares)

STATE OF                    COUNTY OF

10

Substitute Form W-9
(see Instruction Booklet)

Part 1-PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. OR Employer ID No.

CERTIFICATION-UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING (YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN).
Part 2—☐
TIN applied for (or intended to apply for in near future)
CHECK BOX IF APPLICABLE

Part 3—☐
EXEMPT PAYEE
Attach Certificate of Foreign Status

Department of the Treasury,
Internal Revenue Service

Payer's Request for
Taxpayer Identification Number
(TIN)
Signature
Name
Address
Date

SPECIAL TRANSFER INSTRUCTIONS
Medallion Guarantee Required

11

        National Grid Transco plc American Depositary Receipts will be issued in the name shown on the FRONT of this form unless otherwise instructed below. To determine if Signature Guarantee is required, see instruction Booklet.

        Issue DRS Advices, U.S. dollar checks for B Shares and cash in lieu (if applicable) to:

NAME:	(Please Print)
ADDRESS:

(Include Zip Code)
(Employer Identification or Social Security Number

SPECIAL DELIVERY INSTRUCTIONS

12

        The Direct Registration Transaction Advices will be mailed to the address shown on the FRONT of this form unless otherwise instructed below; see Instruction Booklet.

        Mail DRS Advices, U.S. dollar checks for B Shares and cash in lieu (if applicable) to:

NAME:	(Please Print)
ADDRESS:

  For ADR Certificate(s) Holders only

9.
Affidavit of Lost, Stolen or Destroyed Existing ADR Certificate(s)—If you cannot locate any of your Existing ADR certificate(s) you (and if shares are held in a joint account, the co-owner(s) of these Existing ADRs) must complete, sign, and date the Affidavit of Lost, Stolen or Destroyed Certificate(s) on the back of the Letter of Election and Transmittal. Please list the certificate numbers and the total number of Existing ADRs.

10.
Substitute Form W-9 and W-9 Certification—each ADR Holder or other payee is required to provide The Bank of New York with the correct taxpayer identification number ("TIN"), generally yours or other payee's Social Security or federal Employee Identification Number, and with certain other information, on Substitute Form W-9 and to certify that the holder or other payee is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject you or such other payee to a $50 penalty imposed by the Internal Revenue Service and 28% backup withholding tax on the payment of any cash received with respect to the B Share payment and any cash received in lieu of a fractional National Grid Transco plc ADR. The box in Part 2 of the Substitute Form W-9 may be checked if you or such other payee have not been issued a TIN and you or such other payee have applied for a TIN or intend to apply for a TIN by the time of payment. The Bank of New York will withhold 28% on the payment of any cash until you provide a TIN to The Bank of New York. See the Guidelines for Certification of Taxpayer Identification for additional instructions on completing the Substitute Form W-9.

  Certain holders (including, among others, corporations and certain non-U.S. individuals) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. individual to qualify as such an exempt recipient, such holder must submit to The Bank of New York a properly completed Internal Revenue Service Form W-8BEN signed under penalties of perjury, attesting to the individual's exempt status. Form W-8BEN may be obtained from the U.S. Information Agent upon request.

  If backup withholding applies, the Exchange Agent is required to withhold 28% of any cash paid to you or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

11.
Special Transfer Instructions—Complete these Special Transfer Instructions only if Existing ADRs and cash is to be registered, in a name other that the one printed on the front of this Letter of Election and Transmittal. Any ADRs and any check for cash in lieu of a fraction of an ADR or B Share payment will be issued to the transferee. Please indicate (i) the full name and address of the transferee(s), (ii) the transferee(s) must complete and certify their TIN on the Substitute Form W-9 (or if applicable W-8BEN), (iii) the current registered holder(s) must sign the front of the Letter of Election and Transmittal, (iv) the current registered holder(s) must have his/her signature guaranteed by a financial institution such as a bank or securities broker that is a member of the Securities Transfer Agent Medallion Program, The Stock Exchange Medallion Program, or the New York Stock Exchange Inc. Medallion Guaranteed Program (a notary is not acceptable). A signature guarantee certifies that the signature is genuine and has legally binding authority, and that the financial institution guaranteeing the signature assumes any financial responsibility associated with the endorsement, and (v) if signatures are executed in a fiduciary/representative capacity, appropriate certified evidence of signing authority must be submitted with the Letter of Election and Transmittal.

12.
Special Delivery—Complete this section only if the National Grid Transco plc Direct Registration Transaction Advice and checks for the B Share payment and any cash in lieu of a fractional ADR are to be delivered to a person other that the registered holders or to a different address than shown on the front of the Letter of Election and Transmittal. Otherwise any National Grid Transco plc Direct Registration Transaction Advices and any checks will be sent to the person(s) appearing on the front of the Letter of Election and Transmittal.

        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00- 0000000. The table below will help determine the number to give the payer.

For this type of account		Give the SOCIAL SECURITY number of—	For this type of account		Give the EMPLOYER IDENTIFICATION number of—
1.	An individual's account	The individual	7.	A valid trust, estate or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(5)
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual in the account(1)	8.	Corporate account or LLC electing corporate status on Form 8832	The corporation
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual in the account(1)	9.	Religious, charitable or educational organization account	The organization
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	10.	Partnership or multi-member LLC account	The partnership
5.	(a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	11.	Association, club or other tax-exempt organization	The organization
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)	12.	A broker or registered nominee	The broker or registered nominee
6.	Sole proprietorship or single owner LLC account	The owner(3)	13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish.

(2)
Circle the minor's name and furnish the minor's Social Security number.

(3)
Provide the name of the owner. You may also enter your business or "DBA" name on the second name line. You may use either your Social Security numbers or Employer Identification number (if you have one).

(4)
List first and circle the name of the legal trust, estate or pension trust.

  NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

        If you do not have a taxpayer identification number or you do not know your number, obtain Form SS5, Application for a Social Security Card, or Form SS4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

        Payees specifically exempted from backup withholding on ALL payments include the following:

  •
  An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an IRA, or custodial account under section 403(6)(7) if the account satisfies the requirements of section 401(f)(2) individual retirement plan.

  •
  The United States or any agency or instrumentality thereof.

  •
  A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  •
  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  •
  An international organization or any agency or instrumentality thereof.

  Payments Not Generally Subject to Backup Withholding

        Other payees that may be exempt from Backup Withholding include:

  •
  A registered dealer in securities or commodities registered in the US or a possession of the US.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under section 584(a) of the Code.

  •
  An trust exempt from tax under section 664 or described in section 4947 of the Code.

  •
  An entity registered at all times under the Investment Company Act of 1940, as amended.

  •
  A foreign central bank of issue.

  •
  A corporation.

  •
  A financial institution.

        EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W?9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER..

        Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A)(a), 6045, and 6050(A) of the Code.

        Privacy Act Notice.—Section 6109 of the Code requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28 percent of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

1.
Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to wilful neglect.

2.
Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

3.
Criminal Penalty for Falsifying Information.—Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISER OR THE INTERNAL REVENUE SERVICE.

NATIONAL GRID TRANSCO PLC
B SHARE ISSUANCE INSTRUCTION FORM FOR ALTERNATIVE 3

Please return (completed and signed) this Issuance Form, the Letter of Election and Transmittal (along with any Existing ADRs if applicable) by 11.30 A.M. on Friday, August 5, 2005 (New York City time)

Return to:

By Mail:	By Hand:	Overnight Courier:
The Bank of New York (National Grid Transco plc Election) P. O. Box 859208 Braintree, MA 02185-9208	The Bank of New York (National Grid Transco plc Election) Tender & Exchange Dept-11W 101 Barclay Street Receive & Deliver Window-Street Level New York, NY 10286	The Bank of New York (National Grid Transco plc Election) 161 Bay State Drive Braintree, MA 02184

(Delivery of this Issuance Instruction Form to an address other than above will not constitute a valid delivery. In that event, you will have been deemed to have elected Alternative 1 in respect of all your B Shares)

Complete All Boxes

BOX 1

From:

ADR Holder Registration

Street Address

City/State/Zip

Daytime Telephone Number                                            Evening Telephone Number

Signature(s) of holder(s)

Date

BOX 2

        We direct The Bank of New York to relay to Capita Registrars, the registrars for National Grid Transco plc B Shares, the following certificate issuance instructions for            National Grid Transco plc B Shares, based on            ADRs held on July 29, 2005.

(Issue Certificate in the above name, we understand the certificate will be mailed to same name and address)

(Street Address)

(City/State/Zip)

BOX 3        Substitute Form W-9

Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. OR Employer ID No.

CERTIFICATION—UNDER THE PENALTIES OF P PERJURY, I CERTIFY THAT (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING AND (3) I AM A U.S. PERSON INCLUDING A U.S. RESIDENT ALIEN. (YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN).
Part 2—☐
TIN applied for (or intended to apply for in near future)
CHECK BOX IF APPLICABLE

Part 3—☐
EXEMPT PAYEE
Attach Certificate of Foreign Status

Department of the Treasury
Internal Revenue Service

Payer's Request for
Taxpayer Identification Number
(TIN)
Signature
Name
Address
Date

QuickLinks

  Exhibit 99.(a)(12)
NATIONAL GRID TRANSCO PLC ADR HOLDER INSTRUCTION BOOKLET for the RETURN OF CASH
AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATE(S)
Substitute Form W-9 (see Instruction Booklet)
SPECIAL TRANSFER INSTRUCTIONS Medallion Guarantee Required
SPECIAL DELIVERY INSTRUCTIONS
NATIONAL GRID TRANSCO PLC B SHARE ISSUANCE INSTRUCTION FORM FOR ALTERNATIVE 3